                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: July 1, 1999 to July 31, 1999
Distribution Date: August 16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                    -------------------------------
(i) Principal Distribution
          Class A-1 Note Amount                                                                 (0.00)                  0.0000000
          Class A-2 Note Amount                                                                  0.00                   0.0000000
          Class A-3 Note Amount                                                          6,209,978.12                  41.3998541
          Class A-4 Note Amount                                                         11,329,562.25                  76.5510963
          Class A-5 Note Amount                                                                  0.00                   0.0000000
          Class A-P Note Amount                                                          3,768,378.40                  30.1470272
          Class B Note Amount                                                            1,959,031.91                  30.7927052
          Class C Note Amount                                                              748,262.74                  30.7927052
          Certificates Amount                                                              390,491.27                  22.5978747

(ii) Interest Distribution
          Class A-1 Note Amount                                                                  0.00                   0.0000000
          Class A-2 Note Amount                                                                  0.00                   0.0000000
          Class A-3 Note Amount                                                             31,567.39                   0.2104493
          Class A-4 Note Amount                                                            758,500.00                   5.1250000
          Class A-5 Note Amount                                                            790,625.00                   5.2083333
          Class A-P Note Amount                                                            336,950.21                   2.6956017
          Class B Note Amount                                                              179,439.56                   2.8204898
          Class C Note Amount                                                               72,345.56                   2.9771836
          Certificates Amount                                                               76,374.03                   4.4197932

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)          405,969,409.16

(iv) Class A-1 Notes Balance (end of Collection Period)                                          0.00
     Class A-1 Pool Factor (end of Collection Period)                                                                   0.0000000
     Class A-2 Notes Balance (end of Collection Period)                                          0.00
     Class A-2 Pool Factor (end of Collection Period)                                                                   0.0000000
     Class A-3 Notes Balance (end of Collection Period)                                          0.00
     Class A-3 Pool Factor (end of Collection Period)                                                                   0.0000000
     Class A-4 Notes Balance (end of Collection Period)                                136,670,437.75
     Class A-4 Pool Factor (end of Collection Period)                                                                   0.9234489
     Class A-5 Notes Balance (end of Collection Period)                                151,800,000.00
     Class A-5 Pool Factor (end of Collection Period)                                                                   1.0000000
     Class A-P Notes Balance (end of Collection Period)                                 61,978,007.42
     Class A-P Pool Factor (end of Collection Period)                                                                   0.4958241
     Class B Notes Balance (end of Collection Period)                                   32,219,931.63
     Class B Pool Factor (end of Collection Period)                                                                     0.5064434
     Class C Notes Balance (end of Collection Period)                                   12,306,575.58
     Class C Pool Factor (end of Collection Period)                                                                     0.5064434
     Certificates Balance (end of Collection Period)                                    10,994,456.78
     Certificates Pool Factor (end of Collection Period)                                                                0.6362533

(v) Basic Servicing Fee                                                                    358,645.93                   0.3428852

(vi) Aggregate Realized Losses                                                           1,254,742.79
     Aggregate Net Losses                                                                  790,628.74
     Cummulative Net Losses for all periods                                             27,593,928.11


                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: July 1, 1999 to July 31, 1999
Distribution Date: August 16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------
(vii) Reserve Account Balance after Giving Effect to Payments                           16,238,776.37
      Made on Distribution Date
       Specified Reserve Account Balance after Giving Effect to Payments                16,238,776.37
      Made on Distribution Date
       Distribution to Seller from Reserve Account                                         976,228.18
       Draws on Reserve Account                                                                 (0.00)
       Deposits to Reserve Account                                                               0.00
       Class C Reserve Account Balance after Giving Effect to Payments                   3,044,770.57
      Made on Distribution Date
       Specified Class C Reserve Account Balance after Giving Effect to                  3,044,770.57
      Payments Made on Distribution Date
       Distribution to Seller from Class C Reserve Account                                 183,042.78
       Draws on Class C Reserve Account                                                          0.00
       Deposits to Class C Reserve Account                                                       0.00

(viii) Class A-1 Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class A-2 Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class A-3 Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class A-4 Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class A-5 Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class A-P Notes Interest Carryover Shortfall                                              0.00                   0.0000000
       Class B Notes Interest Carryover Shortfall                                                0.00                   0.0000000
       Class C Notes Interest Carryover Shortfall                                                0.00                   0.0000000
       Certificates Interest Carryover Shortfall                                                 0.00                   0.0000000
       Class A-1 Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class A-2 Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class A-3 Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class A-4 Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class A-5 Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class A-P Notes Principal Carryover Shortfall                                             0.00                   0.0000000
       Class B Notes Principal Carryover Shortfall                                               0.00                   0.0000000
       Class C Notes Principal Carryover Shortfall                                               0.00                   0.0000000
       Certificates Principal Carryover Shortfall                                                0.00                   0.0000000



(ix) Additional Principal Distributable Amount                                                  (0.00)

(x) Aggregate Purchase Amount of Receivables Repurchased by the                                  0.00
    Seller or purchased by Servicer

(xi) Delinquent Contracts
                                                                                   Number                              Balance
                                                                                -------------------------------------------------
      30-59 Days                                                                   1628                             12,834,079.70
      60-89 Days                                                                    466                              3,695,651.08
      90 Days or More                                                               385                              2,819,976.20
      Financed Vehicles Repossessed but not yet charged off                          76                                661,079.48


                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: July 1, 1999 to July 31, 1999
Distribution Date: August 16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                      or Certificate Amount
                                                                                                 -------------------------------
ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                        0.1151550
Weighted Average Remaining Term of Remaining Portfolio                                     31.3123313

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                               0.0067183
     (ii)  Preceding Collection Period                                                      0.0061572
     (iii) Current Collection Period                                                        0.0056720
     (iv)  Three Month Average                                                              0.0061825

Ending Portfolio Balance                                                               405,969,409.16



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